THOM SEAL
c/o Differential Engineering Inc.
32443 Dixie Creek Rd
Prairie City, OR 97869

CONSENT OF EXPERT
FILED BY SEDAR AND EDGAR

April 21, 2011

British Columbia Securities Commission
Alberta Securities Commission
Ontario Securities Commission
United States Securities and Exchange Commission

Re:	Midway Gold Corp. (the "Company") filing of a Short Form Base Shelf Prospectus dated April 21, 2011 (the "Prospectus") and Registration Statement on Form S-3 (the "Registration Statement")

I refer to the report entitled "Golden Eagle Project, Washington State, USA, Technical Report" dated July 2009 (the "Report"), as referenced in the Prospectus, the Registration Statement and documents incorporated by reference therein.

This letter is being filed as my consent to the use of my name and the Report in the Prospectus and the Registration Statement and in documents incorporated by reference therein.

I confirm that I have read the Prospectus and the Registration Statement and I have no reason to believe that there are any misrepresentations that are derived from the Report referred to above or that are within my knowledge as a result of the services I performed in connection with such Report.

I consent to the filing of this consent with the United States Securities and Exchange Commission as part of the Company's Form S-3 filed on April 21, 2011, and any amendments thereto, including post-effective amendments.

[Signature page follows]

Yours truly,

"Thom Seal"
Thom Seal, Ph.D, P.E.